PRELIMINARY COPY


       [PROXY TABULATOR]       IMPORTANT:  ELECTRONIC VOTING OPTIONS AVAILABLE
       [address]               Fast, convenient, easy and generally available
                               24 hours a day!


           VOTE BY TELEPHONE                    VOTE ON THE INTERNET

 1.   Read the Proxy Statement and      1. Read the Proxy Statement and have
      have this card on hand               this card on hand

 2.   Call toll-free 1-888-221-0697     2. Go to www.proxyweb.com/MoneyFunds

 3.   Enter the control number shown    3. Enter the control number shown to
      to the left and follow the           the left and follow the simple
      simple instructions                  instructions

 4.   Keep this card for your records   4. Keep this card for your records

***   CONTROL NUMBER:  999 999 999 999 99   ***

FUND NAME PRINTS HERE           Special Meeting of Shareholders - March 28, 2002

I hereby appoint John Millette, Maureen E. Kane, Caroline Pearson and Kathryn L. Quirk, each with the full power of substitution, as my proxies to vote all shares of the above-referenced fund (the "Fund") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on March 28, 2002 at 4:00 p.m., Eastern time, at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, and at any adjournments or postponements thereof. I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.


                                  IF NOT VOTING ELECTRONICALLY,
                                  PLEASE SIGN, DATE AND RETURN PROMPTLY
                                  IN THE ENCLOSED ENVELOPE.
                                  NO POSTAGE REQUIRED.


                         Dated _______________________________, 2002
                                Signature(s) of Shareholder(s)

                              Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.


                              Please  fill in box as shown  using
                              black or blue Ink or number 2 pencil.        X


                              PLEASE DO NOT USE FINE POINT PENS.


                             YOUR VOTE IS IMPORTANT!

   TO VOTE BY TOUCH-TONE PHONE OR INTERNET, SEE INSTRUCTIONS ON REVERSE SIDE.

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

This proxy is solicited on behalf of the Board of Trustees of the Fund. The Board of Trustees unanimously recommends a vote FOR the proposal.

PROPOSAL 1                                          FOR     AGAINST     ABSTAIN

To approve a new  investment  management             0         0           0
agreement   for  the  Fund  with  Zurich
Scudder Investments, Inc.

PROPOSAL 2                                          FOR     AGAINST     ABSTAIN

(For   shareholders   of  Scudder  Focus             0         0           0
Value+Growth Fund only) to approve a new
sub-advisory   agreement   between   the
Fund's  investment  manager and Jennison
Associates LLC

PROPOSAL 3                                          FOR     AGAINST     ABSTAIN

(For   shareholders   of  Scudder  Focus             0         0           0
Value+Growth Fund only) to approve a new
sub-advisory   agreement   between   the
Fund's  investment  manager  and  Dreman
Value Management, L.L.C.

PROPOSAL 4                                          FOR     AGAINST     ABSTAIN

(For  shareholders of Scudder  Strategic             0         0           0
Income Fund and Scudder  Worldwide  2004
Fund only) to approve a new sub-advisory
agreement  for  each  Fund  between  the
Fund's  investment  manager and Deutsche
Asset  Management   Investment  Services
Limited

PROPOSAL 5                                         FOR     AGAINST       ABSTAIN

(For     shareholders     of     Scudder             0         0           0
International Research Fund only) to liquidate the Fund and dissolve Scudder
International  Research Fund,  Inc. (the
"Company"), as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Company

The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting and any adjournments or postponements thereof.



         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE